Exhibit 99.1

Supermicro Announces Third Quarter Fiscal Year 2026 Financial Results

SAN JOSE, Calif. -- May 5, 2026 -- (BUSINESS WIRE) -- Super Micro Computer, Inc. (NASDAQ: SMCI) (“Supermicro” or the “Company”), a Total IT Solution Provider for AI, Cloud, Storage, and 5G/Edge, today announced unaudited financial results for its third quarter of fiscal year 2026 ended March 31, 2026.

Third Quarter Fiscal Year 2026 Highlights

•Net sales of $10.2 billion versus $12.7 billion in Q2'26 and $4.6 billion in Q3'25.

•Gross margin of 9.9% versus 6.3% in Q2'26 and 9.6% in Q3'25.

•Net income of $483 million versus $401 million in Q2'26 and $109 million in Q3'25.

•Diluted net income per common share of $0.72 versus $0.60 in Q2'26 and $0.17 in Q3'25.

•Non-GAAP gross margin of 10.1% versus 9.7% in Q3'25.

•Non-GAAP diluted net income per common share of $0.84 versus $0.31 in Q3'25.

•Cash flow used in operations for Q3'26 of $6.6 billion and capital expenditures and investments of $97 million.

“Supermicro's transformation into a total datacenter infrastructure provider is accelerating," said Charles Liang, Founder, President and CEO of Supermicro. "Our margin recovery and the rapid growth of our DCBBS business demonstrate that our business remains robust. With the addition of our new US manufacturing facilities in Silicon Valley, we are exceptionally well-positioned to meet the massive demand for various AI and enterprise verticals.”

As of March 31, 2026, total cash and cash equivalents was $1.3 billion and total bank debt and convertible notes were $8.8 billion.

Business Outlook

The Company expects net sales in the range of $11.0 billion and $12.5 billion for the fourth quarter of fiscal year 2026 ending June 30, 2026, GAAP net income per diluted share of $0.53 to $0.67 and non-GAAP net income per diluted share of $0.65 to $0.79. The Company’s projections for GAAP and non-GAAP net income per diluted share assume a tax rate of approximately 19.4% and 20.4%, respectively, and a fully diluted share count of 695 million shares for GAAP and fully diluted share count of 712 million shares for non-GAAP. The outlook for the fourth quarter of fiscal year 2026 GAAP net income per diluted share includes approximately $95 million in expected stock-based compensation, net of related tax effects of $30 million that are excluded from non-GAAP net income per diluted share.

For fiscal year 2026, the Company expects net sales in the range of $38.9 billion to $40.4 billion.

Conference Call and Webcast Information

Supermicro will present a live audio webcast of our conference call to review its third quarter of fiscal year 2026 financial results on Tuesday, May 5, 2026, at 5:00 p.m. ET / 2:00 p.m. PT. The webcast will be available at https://ir.supermicro.com.

A replay of the webcast will be available shortly after the call at the same website and will remain accessible for one year.

Forward Looking Statements and Other Disclosures

Statements contained in this press release that are not historical fact may be forward looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements can be identified by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “may,” "plan,” “seek,” “should,” “will,” “would” “optimistic” or similar expressions and the negatives of those terms. Such forward looking statements may include statements regarding, among other things, guidance for the fourth quarter of fiscal year 2026 and updated full year fiscal 2026 guidance, expectations related to strong customer engagements and that additional customer commitments will be secured in the upcoming quarters of fiscal year 2026, our efforts to strengthen our operational and financial execution, our focus on capturing the next wave of AI and IT infrastructure demand, meeting the Company's long-term targets and capitalizing on the growing market opportunity in the long-term, and our progressing leadership in DCBBS and AI technology. Such forward looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from those anticipated, including: (i) our quarterly operating results may fluctuate, (ii) as we increasingly target larger customers and larger sales opportunities, our customer base may become more concentrated, our cost of sales may increase, our margins may be lower and our sales may become less predictable for a variety of reasons, many of which are not in our control, (iii) the average sales prices for our server solutions could decline if customers do not continue to purchase our latest generation products or additional components, and (iv) adverse economic conditions could affect our business, including, but not limited to, increased tariffs. In addition, as the Company has disclosed, the Board is conducting an independent review of certain transactions in connection with export-control issues. The outcome of that investigation could affect our forecasts, these preliminary results and prior period results. Certain prior period amounts have been reclassified to conform to the current period presentation. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward looking statements are detailed in our filings with the Securities and Exchange Commission, including those factors discussed under the caption "Risk Factors" in such filings, particularly in our Annual Report on Form 10-K for our fiscal year ended June 30, 2025 and any subsequent Quarterly Report on Form 10-Q.

Financial Information Is Preliminary and May Be Subject to Change

The unaudited interim financial information presented in this press release is preliminary. The final financial results reported for this period may also differ from the results reported in this release.

The financial results presented reflect the Company's preliminary estimated unaudited financial results, based upon information available to the Company as of the date of this press release. The Company has provided preliminary estimates of financial results primarily because its financial closing procedures for the quarter ended March 31, 2026 are not yet complete. The data are not a comprehensive statement of the Company's results for such periods, and the actual results may differ materially from these preliminary estimated data. The Company's actual results remain subject to the completion of management’s and its audit committee’s review and other financial closing processes as well as the completion and preparation of its financial data for such periods. The Company's independent registered public accounting firm has not audited, reviewed, compiled or performed any procedures with respect to such preliminary data. During the course of the preparation of the Company's financial statements and related notes and the completion of the review for such periods, additional adjustments to the preliminary estimated financial information presented here may be identified, and its final results for these periods may vary from these preliminary estimates. This preliminary estimated data should not be considered a substitute for the financial statements to be prepared in accordance with accounting principles generally accepted in the United States and to be filed with the Securities and Exchange Commission once available.

About Super Micro Computer, Inc.

Supermicro (NASDAQ: SMCI) is a global leader in Application-Optimized Total IT Solutions. Founded and operating in San Jose, California, Supermicro is committed to delivering first-to-market innovation for Enterprise, Cloud, AI, and 5G/Edge IT Infrastructure. We are a Total IT Solutions provider with server, AI, storage, IoT, switch systems, software, and support services. Supermicro's motherboard, power, and chassis design expertise further enables our development and production, enabling next-generation innovation from cloud to edge for our global customers. Our products are designed and manufactured in-house (in the US, Taiwan, and the Netherlands), leveraging global operations for scale and efficiency and optimized to improve TCO and reduce environmental impact (Green Computing). The award-winning portfolio of Server Building Block Solutions® allows customers to optimize for their exact workload and application by selecting from a broad family of systems built from our flexible and reusable building blocks that support a comprehensive set of form factors, processors, memory, GPUs, storage, networking, power, and cooling solutions (air-conditioned, free air cooling or liquid cooling).

Supermicro, Server Building Block Solutions, and We Keep IT Green are trademarks and/or registered trademarks of Super Micro Computer, Inc.

All other brands, names, and trademarks are the property of their respective owners.

Investor Relations Contact:
Nicole Noutsios
Stratos Advisors
email: ir@supermicro.com

Source: Super Micro Computer, Inc.

SUPER MICRO COMPUTER, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)
 (unaudited)

	March 31,	June 30,
	2026	2025
ASSETS
Current assets:
Cash and cash equivalents	$1,290,324	$5,169,911
Accounts receivable, net of allowance for credit losses	8,413,396	2,203,942
Inventories	11,103,376	4,680,375
Prepaid expenses and other current assets	761,190	247,426
Total current assets	21,568,286	12,301,654
Property, plant, and equipment, net	607,659	504,488
Deferred income taxes, net	632,715	607,416
Other assets	643,369	604,871
Total assets	$23,452,029	$14,018,429
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,686,991	$1,281,977
Accrued liabilities	830,007	565,637
Income taxes payable	38,333	53,381
Lines of credit and current portion of term loans	2,095,069	75,060
Deferred revenue	1,472,235	368,737
Total current liabilities	8,122,635	2,344,792
Deferred revenue, non-current	663,410	362,645
Term loans, non-current	2,018,675	37,415
Convertible notes	4,659,357	4,645,178
Other long-term liabilities	412,361	326,528
Total liabilities	15,876,438	7,716,558
Stockholders’ equity:
Common stock and additional paid-in capital	3,087,963	2,866,449
Accumulated other comprehensive income	692	705
Retained earnings	4,486,775	3,434,539
Total Super Micro Computer, Inc. stockholders’ equity	7,575,430	6,301,693
Non-controlling interest	161	178
Total stockholders’ equity	7,575,591	6,301,871
Total liabilities and stockholders’ equity	$23,452,029	$14,018,429

SUPER MICRO COMPUTER, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
 (unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2026	2025	2026	2025
Net sales	$10,243,014	$4,599,913	$27,943,295	$16,215,131
Cost of sales	9,224,334	4,159,695	25,658,675	14,329,311
Gross profit	1,018,680	440,218	2,284,620	1,885,820
Operating expenses:
Research and development	215,659	162,857	569,734	453,329
Sales and marketing	89,510	59,978	210,516	208,400
General and administrative	87,643	70,603	221,948	199,488
Total operating expenses	392,812	293,438	1,002,198	861,217
Income from operations	625,868	146,780	1,282,422	1,024,603
Other income (expense), net	4,147	(32,967)	4,243	(29,558)
Interest income	45,437	14,654	147,835	31,437
Interest expense	(64,483)	(13,402)	(114,772)	(37,291)
Income before income tax provision	610,969	115,065	1,319,728	989,191
Income tax provision	(126,887)	(5,843)	(266,199)	(137,544)
Share of (loss) income from equity investee, net of taxes	(695)	(445)	(1,293)	2,053
Net income	$483,387	$108,777	$1,052,236	$853,700
Net income per common share (A):
Basic	$0.81	$0.18	$1.76	$1.44
Diluted	$0.72	$0.17	$1.59	$1.37
Weighted-average shares used in the calculation of net income per common share (A):
Basic	600,205	595,041	597,928	592,349
Diluted	692,189	621,809	673,598	625,272

(A) Reflects a ten-for-one stock split on September 30, 2024.

Stock-based compensation is included in the following cost and expense categories by period (in thousands):

	Three Months Ended March 31,		Nine Months Ended March 31,
	2026	2025	2026	2025
Cost of sales	$11,522	$7,060	$25,400	$17,713
Research and development	83,115	54,254	200,090	141,590
Sales and marketing	12,276	9,923	33,700	27,245
General and administrative	19,021	13,467	46,368	44,292
Stock-based compensation expense, before taxes	$125,934	$84,704	$305,558	$230,840

SUPER MICRO COMPUTER, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
 (unaudited)

	Nine Months Ended March 31,
	2026	2025
OPERATING ACTIVITIES:
Net income	$1,052,236	$853,700
Reconciliation of net income to net cash (used in) provided by operating activities:
Depreciation and amortization	38,959	29,467
Amortization of right-of-use (“ROU”) assets	26,997	10,241
Amortization of debt discount and issuance costs	17,162	6,367
Inventory valuation adjustment write-down	239,255	159,050
Stock-based compensation expense	305,558	230,840
Impairment loss	13,747	—
Share of loss (income) from equity investee	1,293	(2,053)
Unrealized foreign currency exchange (gain) loss	(4,428)	2,742
Loss on extinguishment of convertible notes	—	30,251
Deferred income taxes, net	(30,920)	(134,401)
Other non-cash income, net	(8,302)	(790)
Changes in operating assets and liabilities:
Accounts receivable, net	(6,209,831)	94,782
Inventories	(6,669,560)	298,847
Prepaid expenses and other assets	(381,738)	(284,356)
Accounts payable	2,406,930	(811,690)
Accrued liabilities	232,916	52,714
Income taxes payable	(11,576)	5,365
Deferred revenue	1,404,262	249,421
Other long-term liabilities	20,193	5,414
Net cash (used in) provided by operating activities	(7,556,847)	795,911
INVESTING ACTIVITIES:
Purchases of property, plant, and equipment	(133,769)	(104,536)
Investment in equity securities	(42,000)	—
Net cash used in investing activities	(175,769)	(104,536)
FINANCING ACTIVITIES:
Proceeds from lines of credit and term loans	4,235,265	1,357,991
Repayment of lines of credit and term loans	(225,068)	(1,731,366)
Payment of debt issuance costs	(23,483)	—
Proceeds from exercise of stock options	18,347	14,452
Payment for withholding taxes related to settlement of equity awards	(102,391)	(118,960)
Debt issuance costs in connection with amended 2029 Convertibles Notes	—	(31,217)
Proceeds from issuance of 2028 Convertible Notes, net of issuance costs	—	683,696
Proceeds related to Receivables Purchase Agreement, net	4,191	—
Other	(26)	22
Net cash provided by financing activities	3,906,835	174,618
Effect of exchange rate fluctuations on cash	(6,554)	826
Net (decrease) increase in cash, cash equivalents and restricted cash	(3,832,335)	866,819
Cash, cash equivalents and restricted cash at the beginning of the period	5,172,301	1,670,273
Cash, cash equivalents and restricted cash at the end of the period	$1,339,966	$2,537,092

SUPER MICRO COMPUTER, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
 (unaudited)

Supplemental disclosure of cash flow information:
Cash paid for interest	$81,293	$24,046
Cash paid for taxes, net of refunds	$270,394	$270,392

Non-cash investing and financing activities:
Unpaid property, plant, and equipment purchases	$16,778	$18,283
ROU assets obtained in exchange for operating lease commitments	$94,907	$128,617
Transfer of inventory to property, plant, and equipment, net	$7,304	$4,889

SUPER MICRO COMPUTER, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share amounts)
 (unaudited)

Use of Non-GAAP Financial Measures

To supplement its condensed consolidated financial results presented in accordance with United States Generally Accepted Accounting Principles (“GAAP”), the Company uses non-GAAP measures that are adjusted for certain items from the most directly comparable GAAP measures. The specific non-GAAP measures presented below are: gross profit, gross margin; operating expenses; net income; net income per common share; diluted net income; diluted net income per common share, adjusted earnings before interest, taxes, depreciation, and amortization, (“Adjusted EBITDA”); and effective tax rate. Management believes these non-GAAP measures provide useful information to investors by offering a consistent basis for comparing the Company's performance across periods, excluding items that are not reflective of our core operating results. These non-GAAP measures are not prepared in accordance with GAAP or intended to be a replacement for GAAP financial data; and therefore, should be reviewed together with the GAAP measures and are not intended to serve as a substitute for results under GAAP, and may be different from non-GAAP measures used by other companies.

We exclude the following adjustments from our non-GAAP financial measures:

Non-GAAP Adjustments

•Stock-based compensation: Stock-based compensation relates primarily to our equity incentive awards. Stock-based compensation is a non-cash expense that is dependent on market forces that are difficult to predict. We believe that this adjustment for stock-based compensation provides investors with a basis to measure the company's core performance, including compared with the performance of other companies, without the period-to-period variability created by stock-based compensation.

•Adjusted EBITDA adjustments: When calculating Adjusted EBITDA, in addition to the adjustments described above, we exclude the impact of Interest expense, Income tax (provision) benefit, and Depreciation and amortization during the period.

Pursuant to the requirements of SEC Regulation G, please see the tables below for the reconciliations of GAAP to Non-GAAP measures. These should be read together with the preceding financial statements prepared in accordance with GAAP.

SUPER MICRO COMPUTER, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share amounts)
 (unaudited)

Reconciliation of GAAP Net Income to Adjusted EBITDA:

	Three Months Ended		Nine Months Ended
	March 31, 2026	March 31, 2025	March 31, 2026	March 31, 2025
GAAP Net Income	$483,387	$108,777	$1,052,236	$853,700
Interest expense	64,483	13,402	114,772	37,291
Income tax provision	126,887	5,843	266,199	137,544
Depreciation and amortization	13,605	10,910	38,959	29,467
Stock-based compensation	125,934	84,704	305,558	230,840
Loss on extinguishment of convertible notes	—	30,251	—	30,251
Adjusted EBITDA	$814,296	$253,887	$1,777,724	$1,319,093

Adjusted EBITDA % of net sales	7.9%	5.5%	6.4%	8.1%

Reconciliation of GAAP to Non-GAAP Gross Margin:

	Three Months Ended		Nine Months Ended
	March 31, 2026	March 31, 2025	March 31, 2026	March 31, 2025
GAAP Gross Profit	$1,018,680	$440,218	$2,284,620	$1,885,820
Stock-based compensation	11,522	7,060	25,400	17,713
Non-GAAP Gross Profit	$1,030,202	$447,278	$2,310,020	$1,903,533

GAAP gross margin (%)	9.9%	9.6%	8.2%	11.6%
Stock-based compensation (%)	0.2%	0.1%	0.1%	0.1%
Non-GAAP gross margin (%)	10.1%	9.7%	8.3%	11.7%

SUPER MICRO COMPUTER, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share amounts)
 (unaudited)

Reconciliation of GAAP to Non-GAAP Operating Expenses:

	Three Months Ended		Nine Months Ended
	March 31, 2026	March 31, 2025	March 31, 2026	March 31, 2025
GAAP Operating Expenses	$392,812	$293,438	$1,002,198	$861,217
Adjustments to operating expenses
GAAP R&D operating expenses	215,659	162,857	569,734	453,329
Stock-based compensation	(83,115)	(54,254)	(200,090)	(141,590)
Non-GAAP R&D operating expenses	132,544	108,603	369,644	311,739

GAAP S&M operating expenses	89,510	59,978	210,516	208,400
Stock-based compensation	(12,276)	(9,923)	(33,700)	(27,245)
Non-GAAP S&M operating expenses	77,234	50,055	176,816	181,155

GAAP G&A operating expenses	87,643	70,603	221,948	199,488
Stock-based compensation	(19,021)	(13,467)	(46,368)	(44,292)
Non-GAAP G&A operating expenses	68,622	57,136	175,580	155,196

Non-GAAP Operating Expenses	$278,400	$215,794	$722,040	$648,090

SUPER MICRO COMPUTER, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share amounts)
 (unaudited)

Reconciliation of GAAP to Non-GAAP Net Income:

	Three Months Ended		Nine Months Ended
	March 31, 2026	March 31, 2025	March 31, 2026	March 31, 2025
GAAP Net Income - basic	$483,387	$108,777	$1,052,236	$853,700
Adjustments related to stock-based compensation:
Cost of sales	11,522	7,060	25,400	17,713
Operating expenses	114,412	77,644	280,158	213,127
Total adjustments to GAAP income from operations	125,934	84,704	305,558	230,840
Other expense	—	30,251	—	30,251
Total adjustments to GAAP Other expense	—	30,251	—	30,251
Total adjustments to GAAP income before income tax provision	125,934	114,955	305,558	261,091
Income tax effect of non-GAAP adjustments	(28,713)	(29,706)	(70,373)	(64,715)
Non-GAAP net income - basic	$580,608	$194,026	$1,287,421	$1,050,076

GAAP net income - basic	$483,387	$108,777	$1,052,236	$853,700
Convertible notes interest charge, net of tax	17,888	—	16,472	1,777
GAAP net income - diluted	$501,275	$108,777	$1,068,708	$855,477

Non-GAAP net income - basic	$580,608	$194,026	$1,287,421	$1,050,076
Convertible notes interest charge, net of tax	17,888	—	16,472	1,777
Non-GAAP net income - diluted	$598,496	$194,026	$1,303,893	$1,051,853

Weighted-average shares used in the calculation of net income per common share:

Basic - GAAP	600,205	595,041	597,928	592,349
Basic - Non-GAAP	600,205	595,041	597,928	592,349

Diluted - GAAP	692,189	621,809	673,598	625,272
Non-GAAP adjustment	16,961	14,108	14,896	11,645
Diluted - Non-GAAP	709,150	635,917	688,494	636,917

SUPER MICRO COMPUTER, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share amounts)
 (unaudited)

Reconciliation of GAAP to Non-GAAP EPS:

	Three Months Ended		Nine Months Ended
	March 31, 2026	March 31, 2025	March 31, 2026	March 31, 2025
GAAP Net Income per common share - basic	$0.81	$0.18	$1.76	$1.44
Adjustments to GAAP:
Stock-based compensation	0.21	0.14	0.51	0.39
Loss on extinguishment of convertible notes - basic	—	0.05	—	0.05
Income tax	(0.05)	(0.04)	(0.12)	(0.11)
Non-GAAP Net Income per common share - basic	$0.97	$0.33	$2.15	$1.77

GAAP net income per common share - diluted	$0.72	$0.17	$1.59	$1.37
Adjustments to GAAP:
Stock-based compensation	0.16	0.14	0.40	0.33
Loss on extinguishment of convertible notes - diluted	—	0.05	—	0.05
Income tax	(0.04)	(0.05)	(0.10)	(0.10)
Non-GAAP Net Income per common share – diluted	$0.84	$0.31	$1.89	$1.65

GAAP to Non-GAAP Effective Tax Rate:

	Three Months Ended		Nine Months Ended
	March 31, 2026	March 31, 2025	March 31, 2026	March 31, 2025
GAAP effective tax rate	20.8%	5.1%	20.2%	13.9%
Total adjustments to GAAP provision to income tax	0.3%	10.4%	0.5%	2.3%
Non-GAAP effective tax rate	21.1%	15.5%	20.7%	16.2%